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Exhibit 3.13

[SEAL]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20090509638-82 Filing Date and Time 06/26/2009 8:21 AM Entity Number C28870-2001

USE BLACK INK ONLY—DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company: (must contain approved limited-liability company wording; see instructions)	Encore Medical GP, LLC		Check box if a Series Limited- Liability Company ☐

2. Registered Agent for Service of Process: (check	☒ Commercial Registered Agent:	National Registered Agents, Inc. of NV Name
only one box)	☐ Noncommercial Registered Agent OR (name and address below)	☐ Office or Position with Entity (name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	Street Address	City	Nevada	Zip Code
	Mailing Address (if different from street address)	City	Nevada	Zip Code

3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)	Company shall be managed by: ☒ Manager(s)	OR (check only one box)	☐ Member(s)

5. Name and Address of each Manager or	1)	Leslie H. Cross Name
Managing Member: (attach additional page if more than 3)	1430 Decision Street Street Address	Vista City	CA State	92081 Zip Code
	2)	Vickie L. Capps Name
	1430 Decision Street Street Address	Vista City	CA State	92081 Zip Code
	3)	Donald M. Roberts Name
	1430 Decision Street Street Address	Vista City	CA State	92081 Zip Code

6. Name, Address and Signature of Organizer: (attach	Donald M. Roberts Name	X /s/ DONALD M. ROBERTS Organizer Signature
additional page if more than 1 organizer)	1430 Decision Street Address	Vista City	CA State	92081 Zip Code

7. Certificate of Acceptance of	I hereby accept appointment as Registered Agent for the above named Entity.
Appointment of Registered Agent:	X /s/ JOANNE CASWELL, ASST. SECY Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		6/25/09 Date

This form must be accompanied by appropriate fees.		Nevada Secretary of State NRS 86 DLLC Articles Revised: 4-14-09

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  Exhibit 3.13